Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB Industries Inc. Appoints Daniel D. Greenwell President and Chief Executive Officer

OKLAHOMA CITY, Oklahoma — December 29, 2015 — LSB Industries, Inc. (NYSE:LXU) (“LSB” or “the Company”) today announced that its Board of Directors has appointed Interim Chief Executive Officer Daniel D. Greenwell as President and Chief Executive Officer, effective immediately. Mr. Greenwell has served as Interim Chief Executive Officer since September 2015.

Mr. Greenwell commented, “Since joining LSB’s Board of Directors in March 2014, and then assuming the Interim Chief Executive role this past September, I’ve spent a great deal of time learning about the Company, inspecting our facilities, analyzing operational systems and processes, and talking to our employees. While we still have much to accomplish to meet our goals, I firmly believe that LSB is a business with tremendous potential to generate value for our shareholders as we implement our strategic growth initiatives. Our El Dorado facility expansion represents a particularly significant opportunity to drive increasing profitability, and we are pleased to reaffirm that the project remains on track for mechanical completion in February 2016 with ammonia production beginning in the second quarter of 2016.”

About Daniel D. Greenwell

Mr. Greenwell has served as a Partner and Chief Financial Officer of a private equity investment and advisory firm since September 2014. Mr. Greenwell previously served as the Chief Financial Officer and Executive Vice President of Sabre Industries Inc., a private equity-held manufacturer of utility and cell towers, from April 2013 until May 2014. Mr. Greenwell focused on operational change and value creation opportunities and was responsible for all financial aspects of a fast-growing manufacturing and service business. From January 2012 until March 2013, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Tronox Limited, a leading global producer and marketer of titanium dioxide pigment. Mr. Greenwell led Tronox to a public listing on the NYSE in 2012. Prior to that, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Terra Industries, Inc., from 2005 until its acquisition by CF Industries Holdings, Inc. in April 2010. He also served on the Board of Directors of Terra Nitrogen Company, L.P., a Master Limited Partnership, from March 2008 until April 2010. Mr. Greenwell has over 20 years of industrial, financial and operational experience and has held various executive leadership positions at a number of public companies, including Belden Inc., Zoltek Companies Inc., and Sigma Chemical Company. He also served as Senior Manager of KPMG from 1985 to 1992. Mr. Greenwell is a Certified Public Accountant. He received a Bachelor of Science degree in Accounting from Truman State University.

LSB Industries, Inc.

LSB is a manufacturing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as water source and geothermal heat pumps, hydronic fan coils, modular chillers, large custom air handlers and make-up air units.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements generally are identifiable by use of the words “will,” “believe,” “expects,” “intends,” “anticipates,” “plans to,” “should,” “estimates,” “projects” or similar expressions, including, without limitation, benefits of the strategic and operational initiatives we are implementing; potential for increased shareholder value; the El Dorado expansion project representing a significant opportunity to drive increasing profitability; and the El Dorado expansion project remains on track for mechanical completion in February 2016 with production beginning in the second quarter of 2016. Actual results may differ materially from the forward-looking statements for many reasons, including, without limitation, general economic conditions; increased competitive pressures; labor conditions; loss of significant customers or customers’ failure to abide by conditional terms; legislative or regulatory changes; and the various factors described in the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” contained in our 10-K for the year ended December 31, 2014, and our 10-Q Reports and other filings with the U.S. Securities and Exchange Commission. These forward looking statements speak only as of the date of this press release, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events conditions or circumstances on which any such statement is based.

Company Contact: Mark Behrman, Chief Financial Officer (405) 235-4546	Investor Relations Contact: Fred Buonocore (212) 836-9607 Linda Latman (212) 836-9609 The Equity Group Inc.

2